Exhibit 2.1
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
     This Agreement and Plan of Merger and Reorganization (“Agreement”) is made and entered into as of October 27, 2008, by and among Clinical Data, Inc., a Delaware corporation (“Parent”); API Acquisition Sub II, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“Merger Sub”); and Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become an indirect wholly-owned subsidiary of Parent.
     B. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.
     C. In order to induce Parent to enter into this Agreement and to cause the Merger to be consummated certain stockholders of the Company are executing voting agreements in favor of Parent concurrently with the execution and delivery of this Agreement (the “Voting Agreements”).
Agreement
     The parties to this Agreement, intending to be legally bound, agree as follows:
     Section 1. Description of Transaction
          1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).
     1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.
     1.3 Closing; Effective Time. The consummation of the Contemplated Transactions (the “Closing”) shall take place at the offices of Cooley Godward Kronish llp, The Prudential Tower, 800 Boylston Street, 46th Floor, Boston, Massachusetts 02199, at 10:00 a.m. (Boston time) on a date to be designated by Parent, which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 (other than the conditions set forth in Sections 6.6(a), 6.6(b) 6.6(c), 6.6(d), and 7.5, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the “Closing Date.” A certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the

Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).
          1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:
               (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to read in its entirety as the certificate of incorporation attached hereto as Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law;
               (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to read in their entirety as the bylaws attached hereto as Exhibit C and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law; and
               (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are validly designated and elected immediately prior to the Effective Time.
          1.5 Conversion of Shares.
               (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of shares of the Company Common Stock (any such share, together with the associated rights to purchase any portion of a share of Series C Junior Participating Preferred Stock (the “Rights”) issued under the Rights Plan, a “Share”):
                    (i) any Shares held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
                    (ii) any Shares held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
                    (iii) except as provided in clauses “(i)” and “(ii)” above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.0470 of a share of Parent Common Stock and a contingent value right (the “Contingent Value Right”) to receive such number of shares of Parent Common Stock as are calculated in accordance with the terms of the Contingent

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Value Right Agreement (the “CVR Agreement”) substantially in the form of Exhibit D hereto; and
                    (iv) all limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or any other Person, be converted into one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.
The fraction of a share of Parent Common Stock specified in clause “(iii)” of the preceding sentence (as such fraction may be adjusted in accordance with Section 1.5(b)) is referred to as the “Exchange Ratio.” The shares of Parent Common Stock (together with the cash in lieu of fractional shares of Parent Common Stock as specified below) and the Contingent Value Rights to be received pursuant hereto are the “Merger Consideration.”
               (b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.
               (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time: (i) such shares of Parent Common Stock shall remain so unvested and subject to such repurchase option, risk of forfeiture or other condition; (ii) such shares of Parent Common Stock need not be delivered until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; and (iii) Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.
               (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the NASDAQ Global Market on the date the Merger becomes effective.

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          1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.
          1.7 Surrender of Certificates.
               (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the “Exchange Agent”). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent: (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5; (ii) the Contingent Value Rights issuable under the Agreement; and (iii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock, the Contingent Value Rights and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”
               (b) Promptly after the Effective Time, the Exchange Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock and Contingent Value Rights. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock) and the Contingent Value Right that such holder has the right to receive in respect of the Company Common Stock formerly represented by such Company Stock Certificate; and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a

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condition precedent to the delivery of any shares of Parent Common Stock with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.
               (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).
               (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one hundred eighty (180) days after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock, Contingent Value Rights and any dividends or distributions with respect to shares of Parent Common Stock.
               (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement to any holder of any Company Stock Certificate such amounts as Parent determines in good faith are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
               (f) Neither Parent nor the Surviving Corporation shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), Contingent Value Rights, or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.
          1.8 Tax Consequences. For federal income tax purposes, the Merger is not intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the parties will report the Merger as such for federal, state and local income tax purposes. This Agreement does not constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.
          1.9 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry

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out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
     Section 2. Representations and Warranties of the Company
     Except as set forth (i) in the Disclosure Schedule or (ii) in the Filed Company SEC Documents, the Company represents and warrants to Parent and Merger Sub as follows:
          2.1 Subsidiaries; Due Organization; Etc.
               (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.
               (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.
               (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.
          2.2 Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. The Company has made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. The Company has made available to Parent accurate and complete copies of: (a) the charters of all committees of the Company’s board of directors; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations.
          2.3 Capitalization, Etc.
               (a) The authorized capital stock of the Company consists of: (i) 60,000,000 shares of Company Common Stock, of which 17,037,928 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,295,504 shares of Company Preferred Stock, of which 300,000 shares have been designated Series C Junior

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Participating Preferred Stock, no shares have been issued or are outstanding. Except as set forth in Part 2.3(a)(i) of the Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(a)(iii) of the Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options), and specifies which of those repurchase rights are currently exercisable.
               (b) As of the date of this Agreement: (i) 444,691 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”); (ii) 2,016,537 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan” and, together with the 1999 Plan, the “Option Plans”); (iii) no shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the 1999 Plan; (iv) 355,159 shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the Incentive Plan; and (v) 976,007 shares of Company Common Stock are reserved for future issuance pursuant to warrants issued by the Company (the “Company Warrants”). (Options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as “Company Options.”) Part 2.3(b) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (A) the particular Option Plan (if any) pursuant to which such Company Option was granted; (B) the name of the optionee; (C) the number of shares of Company Common Stock subject to such Company Option; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted; (F)  the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (G) the date on which such Company Option expires; and (H) whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, and the forms of all stock option agreements evidencing such options. The Company has made available to Parent accurate and complete copies of the Company Warrants.

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               (c) Except as set forth in Part 2.3(b) of the Disclosure Schedule or pursuant to the Rights Plan, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.
               (d) All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.
               (e) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.
          2.4 SEC Filings; Financial Statements.
               (a) The Company has made available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 2007 (the “Company SEC Documents”) as well as all comment letters received by the Company from the SEC since January 1, 2007 and all responses to such comment letters provided to the SEC by or on behalf of the Company. All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by: (A) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (B) Rule 13a-14 under the Exchange Act; and (C) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Company SEC Documents (collectively, the “Certifications”) are accurate and complete, and comply as to form and content with all applicable Legal Requirements. As used in this Section 2, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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               (b) The Acquired Corporations maintain disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has made available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating such disclosure controls and procedures. The Company is in compliance with the applicable listing and other rules and regulations of the NASDAQ Global Market and has not since December 31, 2005 received any notice from the NASDAQ Global Market asserting any non-compliance with such rules and regulations.
               (c) The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by generally accepted accounting principles to be included in the consolidated financial statements of the Company. The financial statements required to be delivered to Parent pursuant to Section 4.1(i): (A) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that such financial statements may not contain footnotes and may be subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (B) will fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby.
               (d) The Company’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) to the best of the knowledge of the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act.
               (e) The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are

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recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (f) The Company has made available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act) effected by any of the Acquired Corporations since December 31, 2005.
          2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule or as expressly contemplated by this Agreement, since December 31, 2007 through the date of this Agreement:
               (a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect
               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);
               (c) none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;
               (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;
               (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of: (i) any of the Company’s stock option plans; (ii) any Company Option or any Contract evidencing or relating to any Company Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);
               (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

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               (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;
               (h) none of the Acquired Corporations has made any capital expenditure that, when added to all other capital expenditures made on behalf of the Acquired Corporations since December 31, 2007, exceeds $250,000 in the aggregate;
               (i) none of the Acquired Corporations has made any expenditure or series of related expenditures in excess of $150,000;
               (j) none of the Acquired Corporations has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.9); or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;
               (k) none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;
               (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;
               (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business and consistent with past practices;
               (n) none of the Acquired Corporations has: (i) lent money to any Person; or (ii) incurred or guaranteed any indebtedness for borrowed money;
               (o) none of the Acquired Corporations has: (i) adopted, established or entered into any Company Benefit Plan or Company Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees;
               (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;
               (q) none of the Acquired Corporations has made any material Tax election;
               (r) none of the Acquired Corporations has commenced or settled any Legal Proceeding; and

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               (s) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(q)” above.
          2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iii) liens described in Part 2.6 of the Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased by the Acquired Corporations, and enjoy undisturbed possession of such leased assets.
          2.7 Equipment; Real Property; Leasehold. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for (a) the leaseholds created under the real property leases identified in Part 2.7(a) of the Disclosure Schedule and (b) the land described in Part 2.7(b) of the Disclosure Schedule to which the Company has good and marketable fee title and which is owned by the Company free and clear of any Encumbrances, except for the Encumbrances identified in Part 2.7(b) of the Disclosure Schedule.
          2.8 Intellectual Property; Privacy.
               (a) For purposes of this Agreement, the following terms shall be defined as follows:
                    (i) “IP Rights” means any and all of the following in any country: (A) Copyrights, Patent Rights, Trademark Rights, domain name registrations, moral rights, trade secrets, know how rights, and other intellectual property rights and intangible assets; and (B) the right (whether at law, in equity, by contract or otherwise) to use or otherwise exploit any of the foregoing.
                    (ii) “Copyrights” means all copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright.

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                    (iii) “Material Company IP Rights” means all Company IP Rights other than those which, individually or in the aggregate, are not material to conduct the Company’s business in the manner in which its business is currently being conducted.
                    (iv) “Patent Rights” means all issued patents and pending patent applications (which for purposes of this Agreement shall include utility models, design patents, certificates of invention and applications for certificates of invention and priority rights) in any country, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.
                    (v) “Company IP Rights” means all IP Rights owned solely or co-owned by the Company or its Subsidiaries, or in which the Company or its Subsidiaries has any right, title or interest.
                    (vi) “Trademark Rights” means all trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names.
               (b) Part 2.8(b) the Disclosure Schedule lists all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) owned solely by the Company or its Subsidiaries as of the date of this Agreement, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 2.8(b) the Disclosure Schedule lists all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which the Company or its Subsidiaries has any co-ownership interest, other than those owned solely by the Company or its Subsidiaries, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 2.8(b) the Disclosure Schedule lists, to the best knowledge of the Company as of the date hereof, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which the Company or its Subsidiaries has any right, title or interest, other than those owned solely or co-owned by the Company or its Subsidiaries.
               (c) Neither the Company nor its Subsidiaries jointly own any Company IP Rights with any person other the Company or its Subsidiaries. No current or former officer, manager, director or employee of the Company or its Subsidiaries, and no stockholder, consultant, independent contractor of the Company or its Subsidiaries, and no other third party, has any right, title or interest in, to or under any Company IP Rights that has not been exclusively assigned, transferred or licensed to the Company or its Subsidiaries. No third party has challenged, or to the best knowledge of the Company has threatened to challenge, the right, title or interest of the Company or its Subsidiaries in, to or under the Company IP Rights, or the validity, enforceability or claim construction of any Patent Rights owned or co-owned or exclusively licensed by the Company or its Subsidiaries included in the Company IP Rights. To the best knowledge of the Company, no third party has claimed any right title or interest in any

13.

Company IP Rights in contravention of or that would otherwise adversely affect the Company’s rights in such Company IP Rights.
               (d) No third party is asserting in writing, or to the best knowledge of the Company threatening in writing or otherwise, to make a claim which would adversely affect the ownership rights of the Company or its Subsidiaries in, under or to (i) any of the Material Company IP Rights or (ii) any legally binding contract, agreement, or license under which the Company or its Subsidiaries has any right, title or interest in, under or to any of the Material Company IP Rights, and the Company has no knowledge of facts that have led the Company to believe that such claim is likely to be made. To the best knowledge of the Company, no third party is asserting or to the best knowledge of the Company threatening to assert a claim against any person other than the Company or its Subsidiaries or their respective affiliates, nor, to the best knowledge of the Company, is any such claim being asserted or threatened against any such person, which would materially and adversely affect the ownership rights of the Company or its Subsidiaries to or under (i) any of the Company IP Rights or (ii) any legally binding contract, agreement, or license under which the Company or its Subsidiaries has any right, title or interest in, under or to any of the Company IP Rights, and the Company has no knowledge of facts that have led the Company to believe that such claim is likely to be made.
               (e) Neither the Company nor its Subsidiaries is subject to any legally binding contract or written agreement that restricts the use, transfer, delivery or licensing of the Material Company IP Rights (or any tangible embodiment thereof).
               (f) The Company and its Subsidiaries have put in the policies and procedures listed on Part 2.8(f) the Disclosure Schedule to protect and maintain the confidentiality of the proprietary know-how included in the Company IP Rights. Neither the Company nor any of its Subsidiaries has granted, licensed or conveyed to any third party, pursuant to any written or oral contract, agreement, license or other arrangement, any license or other right, title or interest in, to or under any Material Company IP Rights (or any tangible embodiment thereof). There are no outstanding obligations to pay any material amounts or provide other material consideration to any other person in connection with any Material Company IP Rights (or any tangible embodiment thereof).
               (g) To the best of the knowledge of the Company, the Company and its Subsidiaries own, or otherwise possess legally enforceable rights to use, all IP Rights used by the Company in its conduct of its business, other than those which, individually or in the aggregate, are not material to the conduct of the Company’s business. To the best knowledge of the Company, the Company IP Rights collectively constitute all of the IP Rights necessary to enable the Company and its Subsidiaries to conduct its business, other than those which, individually or in the aggregate, are not material to the conduct of the Company’s business.
               (h) To the best of the knowledge of the Company, the conduct of its business does not infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of IP Rights of any other person, and neither the Company nor its Subsidiaries has received any written notice or other communication asserting any of the foregoing that remains unresolved.

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               (i) To the best knowledge of the Company, no Material Company IP Rights are being infringed or misappropriated by any third party.
               (j) Neither the Company nor its Subsidiaries is currently a party to any legally binding written or oral contract, agreement, or license to indemnify any other person against any charge of infringement of any IP Rights.
               (k) All current and former officers and employees of the Company and its Subsidiaries who have contributed in a material manner to the creation or development of any the Company IP Right have executed and delivered to the Company or its Subsidiaries an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to the Company or its Subsidiaries of any IP Rights arising from services performed for the Company or its Subsidiaries by such persons, each form of which has been made available to Parent or its advisors. All current and former consultants and independent contractors to the Company or its Subsidiaries who have contributed in a material manner to the creation or development of any the Company IP Right have executed and delivered to the Company or its Subsidiaries an agreement in substantially the forms made available to the Parent or its counsel (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to the Company or its Subsidiaries of any IP Rights arising from the services performed for the Company or its Subsidiaries by such persons. To the best knowledge of the Company, no current employee or independent contractor of the Company or its Subsidiaries is in material violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with the Company or its Subsidiaries.
               (l) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Company’s right, title or interest in or to any Company IP Rights.
          2.9 Contracts.
               (a) Part 2.9(a) of the Disclosure Schedule identifies each Company Contract that constitutes a “Material Contract.” For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:
                    (i) any Contract: (A) relating to the employment of, or the performance of services by, any employee, consultant or director; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $20,000 to any current or former employee or director;
                    (ii) any Company IP Contract, if a breach of such Company IP Contract could reasonably be expected to have or result in a Company Material Adverse Effect;

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                    (iii) any Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation or unit or any product line of any Acquired Corporation;
                    (iv) any Contract that provides for indemnification of any Company Associate or any current or former agent of any of the Acquired Corporations (an “Indemnification Contract”);
                    (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;
                    (vi) any Contract (other than Contracts evidencing Company Options or Company Warrants): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;
                    (vii) any Contract incorporating or relating to any guaranty, any warranty, any sharing of liabilities or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses previously made available by the Company to Parent;
                    (viii) any Contract relating to any currency hedging;
                    (ix) any Contract: (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person (other than routine confidentiality or nondisclosure agreements entered into by any Acquired Corporation in the ordinary course of business that do not otherwise constitute Material Contracts under this Section 2.9(a)); or (B) containing “standstill” or similar provisions;
                    (x) any Contract: (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);
                    (xi) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction; and

16.

                    (xii) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $250,000 in the aggregate.
The Company has made available to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract (other than Company IP Contracts that do not need to be specifically identified in Part 2.8 of the Disclosure Schedule).
               (b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
               (c) Except as set forth in the applicable subsections of Part 2.9(c) of the Disclosure Schedule, none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract.
          2.10 Liabilities. None of the Acquired Corporations has, and none of the Acquired Corporations is or may become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Company Contracts made available to Parent prior to the date of this Agreement; (d) liabilities incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the Contemplated Transactions and (e) liabilities described in Part 2.10 of the Disclosure Schedule.
          2.11 Compliance with Legal Requirements. Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements.
          2.12 Certain Business Practices. None of the Acquired Corporations, and (to the best of the knowledge of the Company) no director, officer, other employee or agent of any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.
          2.13 Governmental Authorizations.
               (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the

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manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since inception has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any product or service.
               (b) Part 2.13(b) of the Disclosure Schedule accurately and completely describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.13(b) of the Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.13(b) of the Disclosure Schedule.
          2.14 Tax Matters.
               (a) Each of the Acquired Corporations has filed all Tax Returns that it was required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in accordance with all applicable Legal Requirements. None of the Acquired Corporations is currently the beneficiary of any extension of time within which to file any Tax Return.
               (b) All Taxes due and owing by each of the Acquired Corporations (whether or not shown on any Tax Return) have been paid. Each of the Acquired Corporations has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
               (c) No claim has ever been made by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any of them is or may be subject to taxation in that jurisdiction.
               (d) There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Acquired Corporations.
               (e) None of the Acquired Corporations has received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against any of the Acquired Corporations. No Legal Proceedings are now proposed, pending, or to the knowledge of the Company, threatened, against the Acquired Corporations.
               (f) The Company has made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies

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assessed against or agreed to by any of the Acquired Corporations filed or received since December 31, 2005 (if any).
               (g) None of the Acquired Corporations has waived any statute of limitations or agreed to any extension of time with respect to any assessment or deficiency of Tax.
               (h) The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.
               (i) Each of the Acquired Corporations has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. No Acquired Corporation has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or similar transaction under any corresponding or similar Legal Requirement.
               (j) None of the Acquired Corporations is a party to or bound by any Tax allocation or sharing agreement. Each of the Acquired Corporations has (A) not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) no liability for the Taxes of any Person (other than such Acquired Corporation) under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
               (k) The unpaid Taxes of the Acquired Corporations (i) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Interim Balance Sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns. Since the date of the Unaudited Interim Balance Sheet, none of the Acquired Corporations has incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.
               (l) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

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               (m) During the two-year period ended on the date hereof, none of the Acquired Corporations has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code.
          2.15 Employee and Labor Matters; Benefit Plans.
               (a) Part 2.15(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of each of the Acquired Corporations (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):
                    (i) the name of such employee, the Acquired Corporation by which such employee is employed and the date as of which such employee was originally hired by such Acquired Corporation;
                    (ii) such employee’s title;
                    (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director’s fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the applicable Acquired Corporation with respect to services performed in the fiscal year ended December 31, 2007; and
                    (iv) such employee’s annualized compensation as of the date of this Agreement.
               (b) Part 2.15(b) of the Disclosure Schedule accurately identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.
               (c) Part 2.15(c) of the Disclosure Schedule accurately identifies each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee’s employment with any of the Acquired Corporations; and Part 2.15(c) of the Disclosure Schedule accurately describes such benefits.
               (d) The employment of each of the Acquired Corporations’ employees is terminable by the applicable Acquired Corporation at will. The Company has made available to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Company Associates.
               (e) To the best of the knowledge of the Company:

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                    (i) no employee of any of the Acquired Corporations intends to terminate his employment with the Company, nor has any such employee threatened or expressed any intention to do so;
                    (ii) no employee of any of the Acquired Corporations has received an offer to join a business that may be competitive; with the businesses of the Acquired Corporations; and
                    (iii) no employee of any of the Acquired Corporations is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation; or (B) the business or operations of the Acquired Corporations.
               (f) As of the date of this Agreement, the Company does not have a business relationship with any independent contractors.
               (g) None of the Acquired Corporations is a party to, bound by, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the best of the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations.
               (h) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.
               (i) None of the Acquired Corporations is or has ever been engaged, in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the best of the knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints.
               (j) No current or former independent contractor of any of the Acquired Corporations could be deemed to be a misclassified employee.
               (k) Part 2.15(k) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Benefit Plan and each Company Benefit Agreement. None of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal Requirements as previously disclosed to Parent in

21.

writing or as expressly contemplated by this Agreement) in a manner that would affect any Company Associate.
               (l) With respect to each Company Benefit Plan, the Company has made available to Parent: (i) an accurate and complete copy of all documents setting forth the terms of such Company Benefit Plan, including all amendments thereto and all related trust documents; (ii) a complete and accurate copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Benefit Plan for the three most recent plan years; (iii) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to such Company Benefit Plan; (iv) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Company Benefit Plan, including service provider agreements and insurance contracts; (vi) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan; (vii) all forms required under COBRA; (viii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, all discrimination tests, if any, required under the Code for such Company Benefit Plan for the three (3) most recent plan years; and (ix) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent IRS determination letter (or opinion letter, if applicable) received with respect to such Company Benefit Plan.
               (m) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. securities laws and regulations Each of the Acquired Corporations and Company Affiliates have performed all obligations required to be performed by them under each Company Benefit Plan and none of the Acquired Corporations is in default or violation of the terms of any Company Benefit Plan. To the best of the knowledge of the Company, there has been no default or violation by any other party with respect to any term of any Company Benefit Plan. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and to the best of the knowledge of the Company, there is not and there has never been any event, condition or circumstance that could reasonably be expected to result in disqualification under the Code. To the knowledge of the Company, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA or guidance from the DOL) has occurred with respect to any Company Benefit Plan. There are no claims or Legal Proceedings pending, or, to the best of the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the best of the knowledge of the Company, no material breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries could reasonably be expected to incur a material liability. Each Company Benefit Plan (other than any Company Benefit Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Acquired Corporations or any Company Affiliate (other than ordinary

22.

administration expenses). No Company Benefit Plan is under audit or investigation, or is subject to any other Legal Proceeding commenced by the IRS, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the best of the knowledge of the Company, threatened. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code or ERISA with respect to any Company Benefit Plan or any of the assets of any Company Benefit Plan. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the Unaudited Interim Balance Sheet.
               (n) None of the Acquired Corporations nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3(37) of ERISA; (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a “plan asset” within the meaning of DOL Regulations Section 2510.3-101. Neither the execution of this Agreement, nor the consummation of any of the Contemplated Transactions, will cause any of the assets or insurance obligations to be less than the benefit obligations under such Company Benefit Plan or Foreign Plan.
               (o) No Company Benefit Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, no Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or as a part of a group of Company Associates) or any other Person that such Company Associate or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.
               (p) Except as set forth in Part 2.15(p) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) result in any “parachute payment” under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code or any other provision of the Code or any similar foreign Legal Requirement.
               (q) Except as set forth in Part 2.15(q) of the Disclosure Schedule, each of the Acquired Corporations and Company Affiliates: (i) is, and at all times has been, in compliance in all material respects with all applicable Legal Requirements respecting

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employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Associates, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). None of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “mass layoff,” “relocation” or “termination” (each as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.
               (r) To the best of the knowledge of the Company, no stockholder nor any Company Associate is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of the Acquired Corporations or that would interfere with the businesses of the Acquired Corporations or any Company Affiliate.
          2.16 Environmental Matters.
               (a) Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Requirements (as defined in Section 2.16(f)); and (ii) possesses all permits and other Environmental Authorizations (as defined in Section 2.16(f)), and is in compliance with the terms and conditions thereof.
               (b) None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Requirement or Environmental Authorization, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Requirement or Environmental Authorization in the future.
               (c) To the best of the knowledge of the Company: (i) all property that is or was leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern (as defined in Section 2.16(f)) or material environmental contamination of any nature; (ii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any septic

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tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.16(f)).
               (d) No Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with any applicable Environmental Requirement.
               (e) No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Requirement: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Requirement or to make payment for the cost of cleaning up any site.
               (f) For purposes of this Section 2.16: (i) “Environmental Requirement” means any federal, state, local or foreign Legal Requirement, order, writ, injunction, directive, authorization, judgment, decree, grant, franchise, Contract or other governmental restriction and requirement, whether judicial or administrative, relating to pollution or protection of human health and safety, natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) “Environmental Authorization” means any Governmental Authorization required under applicable Environmental Requirements; (iii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Requirement or that is otherwise a danger to health, reproduction or the environment; and (iv) “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.
          2.17 Insurance.
               (a) The Company has made available to Parent accurate and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Except as set forth in Part 2.17(a) of the Disclosure Schedule, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.17(a) of the Disclosure Schedule, there is no pending workers’ compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired

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Corporations is accurate and complete. Except as set forth in Part 2.17(a) of the Disclosure Schedule, the Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed any of the Acquired Corporations of its intent to do so.
               (b) The Company has made available to Parent accurate and complete copies of all material correspondence between any of the Acquired Corporations and any insurance carrier or insurance broker.
               (c) Attached as Annex 2.17(c) to the Disclosure Schedule are accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement (the “Existing D&O Policies”). The Company has made available to Parent accurate and complete copies of all directors’ and officers’ liability insurance policies issued to the Company incepting on or after December 31, 2005. Part 2.17(c) of the Disclosure Schedule accurately sets forth the most recent annual premiums paid by the Company with respect to the Existing D&O Policies.
          2.18 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since the date of the Company’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
          2.19 Legal Proceedings; Orders.
               (a) Except as set forth in Part 2.19(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations, any Company Associate (in his or her capacity as such) or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Legal Proceedings identified in Part 2.19(a) of the Disclosure Schedule have not had and, if decided adversely to any Acquired Corporation, could not reasonably be expected to have or result in a Company Material Adverse Effect.
               (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

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          2.20 Authority; Binding Nature of Agreement. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has: (a) unanimously determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (c) unanimously recommended the adoption and approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting (as defined in Section 5.2); and (d) to the extent necessary, unanimously adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Voting Agreements, the Board of Directors of the Company approved the Voting Agreements and the transactions contemplated thereby.
          2.21 Inapplicability of Anti-takeover Statutes. The board of directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the other Contemplated Transactions.
          2.22 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting and entitled to vote (the “Required Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.
          2.23 Non-Contravention; Consents. Except as set forth in Part 2.23 of the Disclosure Schedule, neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):
               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;
               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal

27.

Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;
               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;
               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any term of any Material Contract;
               (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or
               (f) result in, or increase the likelihood of, the transfer of any material asset of any of the Acquired Corporations to any Person.
Except as may be required by the Exchange Act, the DGCL, any foreign antitrust Legal Requirement and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other Contemplated Transactions.
          2.24 Fairness Opinion. The Company’s board of directors has received the written opinion of Piper Jaffray & Co., financial advisor to the Company (the “Financial Advisor”), dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. The Company has furnished an accurate and complete copy of said written opinion to Parent. All information provided on behalf of the Company to the Financial Advisor and considered by the Financial Advisor in preparing its fairness opinion is accurate and complete.
          2.25 Financial Advisor. Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may

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become payable and all indemnification and other agreements related to the engagement of the Financial Advisor.
          2.26 Full Disclosure.
               (a) To the best knowledge of the Company, this Agreement (including the Disclosure Schedule) does not, and the certificate referred to in Section 6.6(c) will not: (i) contain any representation, warranty or information that is false, misleading or incomplete with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.
               (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement or in any Other SEC Filing will, at the time the Form S-4 Registration Statement or Other SEC Filing is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.
          2.27 Rights Plan. The Company has taken all necessary action, and prior to the Effective Time will have taken any additional necessary action, so that the transactions contemplated by this Agreement are exempt transactions under the Rights Plan.
          2.28 Regulatory Compliance.
               (a) All biological and drug products being manufactured, distributed or developed by the Company (“Company Products”) that are subject to the jurisdiction of the Food and Drug Administration (“FDA”) are being manufactured, labeled, stored, tested, distributed and marketed in compliance in all material respects with all applicable requirements under the Food and Drug and Cosmetic Act (“FDCA”), the Public Health Service Act, their applicable implementing regulations and all comparable state laws and regulations.
               (b) All human clinical trials conducted by or on behalf of the Company have been, and are being, conducted in material compliance with the applicable requirements of Good Clinical Practice, Informed Consent and all other applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54, and 56.

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               (c) All manufacturing operations conducted by or for the benefit of the Company with respect to Company Products being used in human clinical trials have been and are being conducted in accordance, in all material respects, with the FDA’s recommended current Good Manufacturing Practices for drug and biological products, as contained in 21 CFR Part 210 and Part 211, and as applicable to investigational products. In addition, the Company is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all similar Applicable Laws.
               (d) The Company has not received any notice that the FDA or any other Governmental Body has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by the Company or otherwise restrict the preclinical research on or clinical study of any Company Product, or to recall, suspend or otherwise restrict the manufacture of any Company Product, and the Company has no knowledge of any facts that have led it to believe that any Governmental Body is considering such action or is likely to take such action.
               (e) Neither the Company nor, to the best knowledge of the Company, any of its officers, key employees, agents or clinical investigators acting for the Company, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor, to the best knowledge of the Company, any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.
               (f) All animal studies or other preclinical tests performed in connection with or as the basis for any regulatory approval required for Company Products either (x) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practice (“GLP”) requirements contained in 21 CFR Part 58 or (y) involved experimental research techniques that could not be performed by a registered GLP testing laboratory (with appropriate notice being given to the FDA) and have employed the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by the Company and in compliance with all Applicable Laws.
               (g) There are no proceedings pending with respect to a violation by the Company of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other similar legislation or regulation promulgated by any other Governmental Body, and the Company has no knowledge of any facts that have led it to believe that any such proceeding is likely to be brought.
          2.29 Clinical Material. The Company has access on commercially reasonable terms to sufficient quantities of all clinical trial materials, and/or all materials that the Company believes are necessary to manufacture clinical trial materials, in quantities sufficient to perform its clinical trials and to carry out all associated chemistry, manufacturing, and controls activities,

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including but not limited to process characterization, process validation, specification development, and stability testing, as applicable to the stage of development of the product.
Section 3. Representations and Warranties of Parent and Merger Sub
     Parent and Merger Sub represent and warrant to the Company as follows:
          3.1 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock and 1,500,000 shares of preferred stock of Parent. As of October 24, 2008, 22,742,256 shares of Parent Common Stock were issued and outstanding and no shares of preferred stock of Parent were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, 3,083,011 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options. As of the date of this Agreement, except for outstanding stock options issuable for a total of 3,083,011 shares of Parent Common Stock issuable upon exercise of such stock options and for warrants to purchase 1,512,101 shares of Parent Common Stock, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; or (iii) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.
          3.2 SEC Filings; Financial Statements.
               (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 2007 (the “Parent SEC Documents”) as well as all comment letters received by Parent from the SEC since January 1, 2007 and all responses to such comment letters provided to the SEC by or on behalf of Parent. All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since January 1, 2007 have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by: (A) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (B) Rule 13a-14 under the Exchange Act; and (C) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents are accurate and complete, and comply as to form and

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content with all applicable Legal Requirements. As used in this Section 3, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
               (b) The consolidated financial statements contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby.
          3.3 Absence of Changes. Between March 31, 2008 and the date of this Agreement, there has not been any event that has had a Parent Material Adverse Effect.
          3.4 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by any necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
          3.5 No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Merger.
          3.6 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will: (a) conflict with or result in any breach of the certificate of incorporation or bylaws of Parent or of the certificate of formation or the limited liability company agreement of Merger Sub; (b) result in a default by Parent or Merger Sub under any material Contract to which Parent or Merger Sub is a party, or (c) result in a violation by Parent or Merger Sub of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, any foreign antitrust Legal Requirement and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement), neither Parent nor Merger Sub was, is and will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (i) the execution, delivery or performance of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions.

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          3.7 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.
          3.8 Compliance with Legal Requirements. Parent and Merger Sub are in compliance in all material respects with all applicable Legal Requirements.
          3.9 Disclosure. None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement or in any Other SEC Filing will, at the time the Form S-4 Registration Statement or Other SEC Filing becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.
          3.10 Trading on NASDAQ. Shares of Parent Common Stock are listed for trading on the NASDAQ Global Market and trading in Parent Common Stock on the NASDAQ Global Market is not suspended.
          3.11 Tax Matters. Merger Sub is wholly-owned by API Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub I”). Acquisition Sub I, is wholly-owned by Cogenics, Inc., a Delaware corporation (“Cogenics”). Cogenics is wholly-owned by Parent. Following the Closing, Parent has no present plan or intention to liquidate the Company, Acquisition Sub I, or Cogenics or to cause or allow any of such corporations to cease to be taxable as corporations for federal income tax purposes. Following the Closing, Parent has no present plan or intention to cause or allow the stock of the Company to cease to be held by a corporation (“Holding Company”), and Parent has no present plan or intention to cause or allow any stock of a Holding Company to be owned by an entity other than a corporation that is not Parent.
     Section 4. Certain Covenants of the Company
          4.1 Access and Investigation. Subject to the Confidentiality Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and

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information regarding the Acquired Corporations, as Parent may reasonably request; and (c) permit Parent’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:
                    (i) the unaudited monthly consolidated balance sheets of the Acquired Corporations as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered by the Company to Parent within thirty (30) days after the end of such calendar month;
                    (ii) all material operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company’s senior management;
                    (iii) any written materials or communications sent by or on behalf of the Company to its stockholders;
                    (iv) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);
                    (v) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions;
                    (vi) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations; and
                    (vii) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.
          4.2 Operation of the Company’s Business.
               (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations: (A) in the ordinary course and in accordance with past practices; and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material

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Contracts; (ii) the Company shall use reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.17 (other than any such policies that are immediately replaced with substantially similar policies); (iv) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to, involving or otherwise affecting any of the Acquired Corporations that is commenced, or, to the best of the knowledge of the Company, threatened against, any of the Acquired Corporations; and (v) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company’s business.
               (b) During the Pre-Closing Period, except as expressly contemplated by this Agreement or set forth on Part 4.2(b) of the Disclosure Schedule, the Company shall not (without the prior written consent of Parent), and shall not (without the prior written consent of Parent) permit any of the other Acquired Corporations to:
                    (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;
                    (ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that: (I) the Company may issue shares of Company Common Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement; and (II) the Company may, in the ordinary course of business and consistent with past practices, grant, to non-officer employees of the Company, options (having an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options, containing no vesting acceleration provisions and containing the Company’s standard vesting schedule) under its stock option plans to purchase no more than a total number of shares of Company Common Stock equal to 1,000 multiplied by the number of days in the Pre-Closing Period;
                    (iii) amend or waive any of its rights under, or permit the acceleration of the vesting under, any provision of: (A) any of the Company’s stock option plans; (B) any Company Option, Company Warrant or any agreement evidencing or relating to any outstanding stock option or warrant; (C) any restricted stock purchase agreement; or (D) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);
                    (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination,

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amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
                    (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;
                    (vi) make any capital expenditure (except a capital expenditure that: (A) is in the ordinary course of business and consistent with past practices; (B) does not exceed $50,000 individually; and (C) when added to all other capital expenditures made by or on behalf of the Acquired Corporations since the date of this Agreement, does not exceed $100,000 in the aggregate);
                    (vii) other than in the ordinary course of business consistent with past practices, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;
                    (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;
                    (ix) other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;
                    (x) make any pledge of any of its assets or permit any of its assets to become subject to any Encumbrances, except for pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business consistent with past practices;
                    (xi) lend money to any Person, or incur or guarantee any indebtedness (except for trade payables incurred in the ordinary course of business);
                    (xii) establish, adopt, enter into or amend any Company Benefit Plan or Company Benefit Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (A) may grant routine, reasonable salary increases to non-officer employees in the ordinary course of business and in accordance with past practices in connection with the Company’s customary employee review process; and (B) may make customary bonus payments and profit sharing payments consistent with past practices and in accordance with existing bonus and profit sharing plans referred to in Part 4.2(b) of the Disclosure Schedule);

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                    (xiii) hire any employee with an annual base salary in excess of $75,000, promote any employee except in order to fill a position vacated after the date of this Agreement or, except in the ordinary course of business, terminate the employment of any employee with an annual base salary in excess of $75,000;
                    (xiv) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;
                    (xv) make any Tax election;
                    (xvi) commence or settle any Legal Proceeding;
                    (xvii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or
                    (xviii) agree or commit to take any of the actions described in clauses ”(i)” through “(xvii)” of this Section 4.2(b).
               (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or materially less likely or that has had or could reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to, or otherwise affecting, any of the Acquired Corporations or (to the best of the knowledge of the Company) any director, officer or key employee of any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.
               (d) The Company shall (to the extent directed by Parent in writing) timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the Pre-Closing Period. The Company shall use reasonable efforts to notify Parent in writing at least ten (10) days in advance of any such repurchase right or option becoming exercisable.

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          4.3 No Solicitation.
               (a) The Company shall not directly or indirectly do, and shall ensure that no Representative of any of the Acquired Corporations directly or indirectly does, any of the following: (i) solicit, initiate, encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (vi) release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, “standstill” or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights; provided, however, that, notwithstanding anything contained in this Section 4.3(a) (but subject to the other provisions of this Agreement), prior to the adoption and approval of this Agreement by the Required Stockholder Vote, the Company may furnish nonpublic information regarding the Acquired Corporations to, or enter into discussions or negotiations with, or take any of the actions specified in clause (v) with respect to any Person in response to an unsolicited bona fide written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (A) neither the Company nor any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3; (B) the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the Acquisition Inquiry or the Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Offer, (C) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; (D) at least two (2) business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, or take any of the actions specified in clause (v) with respect to, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person; (E) the Company receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and “standstill” provisions) at least as favorable to the Company as those contained in the Confidentiality Agreement; and (F) at least two (2) business days prior to furnishing any nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any Representative of any of the Acquired Corporations (whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations) takes any action that, if taken by the Company, would constitute a breach of this Section 4.3 by the Company, the taking of such action by such Representative

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shall be deemed to constitute a breach of this Section 4.3 by the Company for purposes of this Agreement.
               (b) If any Acquired Corporation or any Representative of any Acquired Corporation receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent fully informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.
               (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.
               (d) The Company shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.
     Section 5. Additional Covenants of the Parties
          5.1 Registration Statement; Prospectus/Proxy Statement.
               (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus and Parent and the Company shall prepare and cause to be filed with the SEC any Other SEC Filing. Each of Parent and the Company shall use reasonable efforts to cause the Form S-4 Registration Statement, the Prospectus/Proxy Statement and any Other SEC Filing to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company shall use reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such

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amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.
               (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will (to the extent required) be registered or qualified or exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders’ Meeting; provided, however, that Parent shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction.
          5.2 Company Stockholders’ Meeting.
               (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption and approval of this Agreement (the “Company Stockholders’ Meeting”). The Company Stockholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.
               (b) Subject to Section 5.2(c): (i) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Company unanimously recommends that the Company’s stockholders vote to adopt and approve this Agreement at the Company Stockholders’ Meeting (the unanimous recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt and approve this Agreement being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if such recommendation shall no longer be unanimous. The Prospectus/Proxy Statement shall include the opinion of the Financial Advisor referred to in Section 2.24.
               (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption and approval of this Agreement by the Required Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent (an “Adverse Recommendation Change”) if: (i) an unsolicited, bona fide written Acquisition Proposal is made to the Company and is not withdrawn; (ii) such unsolicited, bona fide, written Acquisition Proposal was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement or the Confidentiality Agreement; (iii) the Company provides Parent with at least five (5) business days prior notice of any meeting of the Company’s board of directors at which such board of

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directors will consider and determine whether such Acquisition Proposal is a Superior Offer; (iv) the Company’s board of directors determines in good faith that such offer constitutes a Superior Offer; (v) the Company’s board of directors determines in good faith, after taking into account the advice of the Company’s outside legal counsel, that, in light of such Superior Offer, the withdrawal or modification of the Company Board Recommendation is required in order for the Company’s board of directors to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; and (vi) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent at any time within five (5) business days after Parent receives written notice from the Company confirming that the Company’s board of directors has determined that such offer is a Superior Offer.
               (d) The Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.
               (e) If the Company’s board of directors remains committed to making an Adverse Recommendation Change in favor of a Superior Offer at the end of the 5-business day period referred to in clause (vi) of Section 5.2(c), the parties hereby agree that, subject to compliance with Section 5.2(c) and in order to enable the Company’s board of directors to be sufficiently comfortable that the Superior Offer will remain available to the Company when and if this Agreement is terminated, notwithstanding Section 4.3(a), the Company may enter into a binding letter agreement with the Person making that Superior Offer, which letter agreement (x) may provide that such Person is obligated, on behalf of the Company, to make the payment(s) required to be made by the Company to Parent pursuant to the relevant provisions of Section 8.3 of this Agreement on the in accordance with the terms thereof and (y) may attach as an exhibit thereto a fully negotiated and executed agreement and plan of merger (a “Conditional Merger Agreement”) relating to that Superior Offer providing that such Conditional Merger Agreement is binding on the Company and such Person at that time, but will only become effective on and after (and in no event before) both the (i) termination of this Agreement in accordance with its terms and (ii) the payment by such Person of the payment(s) required to be paid under Section 8.3 on behalf of the Company to Parent.
               (f) Nothing in this Agreement shall prohibit the board of directors of the Company from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided that such Rules shall in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.
          5.3 Regulatory Approvals. Each party shall use reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file any notification or other document required to be

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filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. The Company and Parent shall respond as promptly as practicable to: (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (b) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any other action with respect to any of the businesses, product lines or assets of the Acquired Corporations, provided that any such action is conditioned upon the consummation of the Merger.
          5.4 Stock Options and Warrants.
               (a) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be cancelled and shall be of no further force and effect. Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Option Plans and otherwise) to effectuate the provisions of this Section 5.4(a) and to ensure that, from and after the Effective Time, all Company Options have been canceled and all holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4(a).
               (b) At the Effective Time, each unexpired Company Warrant which is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall automatically and without any action on the part of the holder thereof be converted into a warrant to purchase a number of shares of Parent Common Stock at an exercise price determined as follows:
                    (i) The number of shares of Parent Common Stock to be subject to such warrant as so converted shall be equal to the product of the number of shares of Company Common Stock theretofore subject to the warrant times 0.0470, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and
                    (ii) The exercise price per share of Parent Common Stock under such warrant as so converted shall be equal to the exercise price per share of Company Common Stock theretofore under the warrant divided by 0.0470, provided that such exercise price shall be rounded up to the nearest cent.
               (c) Additionally, each holder of a Company Warrant shall receive a Contingent Value Right to purchase the number of shares of Parent Common Stock that such holder would have received in connection with the Merger had such holder exercised such Company Warrant for cash.
               (d) At the Effective Time, the other terms of each Company Warrant shall continue to apply in accordance with the terms thereof and applicable law.

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          5.5 Employee Benefits.
               (a) Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements: (i) all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible to participate in Parent’s health, welfare, severance, vacation, fringe and 401(k) plans, to substantially the same extent as similarly situated employees of Parent; (ii) Parent shall provide the Continuing Employees with service credit for purposes of (A) eligibility and vesting under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Parent or any of its Subsidiaries in which Continuing Employees are eligible to participate, and (B) benefit accrual under any vacation or severance plan of Parent or any of its Subsidiaries in which Continuing Employees are eligible to participate, for all periods of employment with the Company or any of its Subsidiaries (or their predecessor entities) prior to the Effective Time for which service was recognized by the Company immediately prior to the Effective Time (other than with respect to any newly adopted plan of Parent or its Subsidiaries for which past service credit is not granted to its employees generally or any frozen plan or grandfathered benefit of Parent or its Subsidiaries), (iii) Parent shall cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any medical, health, dental or disability benefit plans of Parent or any of its Subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents to the extent waived under any similar plans of the Company immediately prior to the Effective Time and (iv) Parent shall give the Continuing Employees and their eligible dependents credit for the plan year in which the Effective Time (or commencement of participation in a plan of Parent or any of its Subsidiaries) occurs for applicable deductibles, co-payments and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in a plan of Parent or any of its Subsidiaries) to the extent such expenses were credited under any similar plans of the Company immediately prior to the Effective Time. Nothing in this Section 5.5(a) or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, and the employment of each Continuing Employee shall be “at will” employment. Except for Indemnified Persons (as defined in Section 5.6(a)) to the extent of their respective rights pursuant to Section 5.6, no Company Associate or Continuing Employee shall be deemed to be a third party beneficiary of this Agreement.
               (b) If requested by Parent prior to the Closing, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request.

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          5.6 Indemnification of Officers and Directors.
               (a) All rights to indemnification by the Company existing in favor of each individual who is or was an officer or director of the Company prior to the Closing Date (each such individual, an “Indemnified Person”) for his acts and omissions as a director or officer of the Company occurring prior to the Effective Time, as provided in the Company’s certificate of incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in the Indemnification Contract between the Company and such Indemnified Person (as in effect as of the date of this Agreement) in the form disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall continue in full force and effect (to the fullest extent such rights to indemnification are available under and are consistent with Delaware law) for a period of six years from the date on which the Merger becomes effective.
               (b) From and after the Effective Time the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, directors’ and officers’ liability insurance on the terms set forth in Schedule 5.6. In lieu of Parent causing the Surviving Corporation to maintain the policies as described in Schedule 5.6, Parent may elect to cause the Company to purchase immediately prior to the Effective Time a “tail” pre-paid policy on terms and conditions not materially less favorable to the Indemnified Persons than the terms set forth in Schedule 5.6.
          5.7 Additional Agreements.
               (a) Subject to Section 5.7(b), Parent and the Company shall use reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions. The Company shall provide Parent with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the Contemplated Transactions, and shall give Parent a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. The Company shall promptly deliver to Parent a copy of each such filing or other submission made, each notice given and each Consent obtained by the Company during the Pre-Closing Period.
               (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to

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cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any technology, software or other IP Rights, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other IP Rights; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding or any order, writ, injunction or decree relating to the Merger or any of the other Contemplated Transactions if Parent determines in good faith that contesting such Legal Proceeding or order, writ, injunction or decree might not be advisable.
          5.8 Disclosure. Without limiting any of the Company’s obligations under the Confidentiality Agreement, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, issue any press release or make any disclosure (to any customers or employees of any of the Acquired Corporations, to the public or otherwise) regarding the Merger or any of the other Contemplated Transactions unless: (a) Parent shall have approved such press release or disclosure in writing; or (b) such disclosure is required by applicable law and, at least 24 hours before such press release or disclosure is issued or made, the Company advises Parent of, and consults with Parent regarding, the text of such press release or disclosure.
          5.9 Letter of the Company’s Accountants. The Company shall use reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, dated no more than two (2) business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.
          5.10 Listing. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the NASDAQ Global Market at or prior to the Effective Time.
          5.11 Resignation of Officers and Directors. The Company shall use reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each officer and director of each of the Acquired Corporations, effective as of the Effective Time.
          5.12 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock, Company Options and other derivative securities with respect to Company Common Stock in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. If the Company delivers the Section 16 Information (as defined below) to Parent at least thirty (30) days prior to the

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Effective Time, then, prior to the Effective Time, Parent shall take such reasonable steps as are required to cause the acquisition of Parent Common Stock, options to purchase shares of Parent Common Stock and other derivative securities with respect to Parent Common Stock in connection with the Merger by each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 5.12, “Section 16 Information” shall mean the following information for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock in the Merger; (b) the number of Company Options held by such individual and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger; and (c) the number of other derivative securities (if any) with respect to Company Common Stock held by such individual and expected to be converted into shares of Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the Merger.
          5.13 Tax Matters. Prior to January 1, 2010, Parent shall not liquidate the Company, Acquisition Sub I or Cogenics or to cause or allow any of such corporations to cease to be taxable as corporations for federal income tax purposes. Prior to January 1, 2010, Parent shall not cause or allow the stock of the Company to cease to be held by the Holding Company (as defined in Section 3.11), and Parent shall not cause or allow any stock of the Holding Company to be owned by an entity other than a corporation that is not Parent.
          5.14 Credit Agreements. Promptly after the date of this Agreement, the Company shall use commercially reasonable efforts to obtain written consents and/or waivers to (a) the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions (including the Merger) and to the execution, delivery and performance of a $3,000,000 term loan entered into between Parent and the Company on the date hereof (and related agreements) (the “Loan”) from each of (i) Manufacturers and Traders Trust Company (“M&T”) pursuant to the Letter of Credit Agreement, dated April 1, 2003, by and between the Company and M&T and (ii) Maryland Industrial Development Financing Authority (“MIDFA” and together with M&T, the “Lenders”) pursuant to the Loan Agreement, dated April 1, 2003, by and between the Company and MIDFA as may be required under such agreements (such agreements, the “Loan Agreements,” and such consents and/or waivers the “Bank Consents”). Notwithstanding the foregoing, if the Company has not obtained the Bank Consents within twenty (20) days after the date of this Agreement, then the Company agrees to repay all amounts owed pursuant to such agreements upon the earlier to occur of (i) any demand for payment by the Lenders pursuant to the terms of the Loan Agreements, or (ii) upon the earliest date upon which such amounts may be voluntarily repaid in full by the Company pursuant to the terms of the Loan Agreements.
          5.15 CVR Payments. If, at any time following the date of this Agreement, but prior to the Closing Date, the Company receives a Milestone Payment (as defined in the CVR Agreement, provided, however, that for purposes of this Section 5.15, the maximum aggregate amount of such Milestone Payment shall not be limited to $5,000,000), then the Company shall (i) first, use such Milestone Payment (to the extent of such Milestone Payment) to repay the

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outstanding amount of principal and interest due on the Loan within two (2) business days of the date of receipt of such Milestone Payment, and (ii) second, deposit any excess portion of such Milestone Payment in cash in a restricted cash account, controlled by Parent and the Company, for the benefit of Parent and Merger Sub. All amounts placed in such restricted cash account shall remain in such account until the earlier of the Closing or the termination of this Agreement pursuant to Section 8 hereof, upon which time all such amounts shall be immediately released to the Company (in the case of the termination of this Agreement) or to Parent (in the case the Closing shall have occurred).
     Section 6. Conditions Precedent to Obligations of Parent and Merger Sub
     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
          6.1 Accuracy of Representations.
               (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that in determining the accuracy of such representations and warranties for purposes of this Section 6.1(a): (i) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.
               (b) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(b): (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a Company Material Adverse Effect.
          6.2 Performance of Covenants. Each of the covenants or obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.
          6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding seeking a stop order shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

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          6.4 Stockholder Approval. This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.
          6.5 Reserved.
          6.6 Agreements and Other Documents. Parent and the Company shall have received the following agreements and other documents, each of which shall be in full force and effect:
               (a) Executive employment agreements in the form of Exhibit E, executed by the Persons identified on Schedule 6.6(a);
               (b) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.9;
               (c) a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.7, 6.10, 6.11 and 6.12 have been duly satisfied;
               (d) written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of each of the Acquired Corporations; and
               (e) the Company shall have amended the Rights Plan to exempt the transactions contemplated by this Agreement.
          6.7 Employees. None of the individuals identified on Schedule 6.7 shall be Departing Employees. For purposes of this Section 6.7, an individual shall be deemed to be a “Departing Employee” if such individual: (i) shall have ceased to be employed by the Company or any Subsidiary of the Company prior to the Effective Time; (ii) shall have expressed an intention to decline to accept employment with Parent; or (iii) shall have expressed an intention to discontinue (prior to, at or after the Closing) his or her employment with Parent or any Acquired Corporation.
          6.8 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect.
          6.9 Regulatory Matters.
               (a) Any waiting period applicable to the consummation of the Merger under any applicable foreign Legal Requirement shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and any foreign Governmental Body pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

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               (b) Any Governmental Authorization or other Consent required to be obtained under any applicable antitrust or competition law or regulation or other Legal Requirement shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization or other Consent shall require, contain or contemplate any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.
          6.10 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the NASDAQ Global Market.
          6.11 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.
          6.12 No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be pending, and there shall not have been threatened, any Legal Proceeding in which a Governmental Body is or has threatened to become a party or in which a Governmental Body may otherwise be involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other Contemplated Transactions.
          6.13 No Other Proceedings. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that is adverse to Parent or any of the Acquired Corporations: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or

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(e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.
          6.14 Sarbanes-Oxley Certifications. Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. §1350.
     Section 7. Conditions Precedent to Obligation of the Company
     The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:
          7.1 Accuracy of Representations.
               (a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that in determining the accuracy of such representations and warranties for purposes of this Section 7.1(a), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded.
               (b) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 7.1(b), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a Parent Material Adverse Effect.
          7.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
          7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.
          7.4 Stockholder Approval. This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.

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          7.5 Documents. The Company shall have received a certificate executed by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.
          7.6 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the NASDAQ Global Market.
          7.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any U.S. court of competent jurisdiction and remain in effect, and there shall not be any U.S. federal or state Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.
     Section 8. Termination
          8.1 Termination. Except in the case of termination pursuant to Section 8.1(e) below, this Agreement may be terminated prior to the Effective Time (whether before or after the adoption and approval of this Agreement by the Required Stockholder Vote):
               (a) by mutual written consent of Parent and the Company;
               (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 2009; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by March 31, 2009 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;
               (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;
               (d) by either Parent or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt and approve this Agreement; and (ii) this Agreement shall not have been adopted and approved at the Company Stockholders’ Meeting (and shall not have been adopted and approved at any adjournment or postponement thereof) by the Required Stockholder Vote;
               (e) by Parent (at any time prior to the adoption of this Agreement by the Required Stockholder Vote) if a Triggering Event shall have occurred;
               (f) by Parent if: (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1(a) or Section

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6.1(b) would not be satisfied; or (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company within fifteen (15) days after the date of the occurrence of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (A) during the 15-day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (B) after such 15-day period if such inaccuracy or breach shall have been fully cured during such 15-day period in a manner that does not result in a breach of any covenant or obligation of the Company; or
               (g) by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1(a) or Section 7.1(b) would not be satisfied; or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent within fifteen (15) days after the date of the occurrence of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the 15-day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such 15-day period if such inaccuracy or breach shall have been fully cured during such 15-day period in a manner that does not result in a breach of any covenant or obligation of Parent.
          8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.
          8.3 Expenses; Termination Fees.
               (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:
                    (i) Parent shall bear all fees and expenses, other than attorneys’ fees, incurred in connection with: (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements

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thereto; and (B) the filing of any notice or other document under any applicable foreign Legal Requirement relating to antitrust or competition matters; and
                    (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, or if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) or by Parent pursuant to Section 8.1(e), then (without limiting any obligation of the Company to pay any fee that may be payable pursuant to Sections 8.3(c) or 8.3(d), as applicable), the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 8.3(b), in an amount equal to the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that are payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger and the other Contemplated Transactions, provided that such payment shall not exceed $100,000.
               (b) In the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(d), any nonrefundable payment required to be made pursuant to clause “(ii)” of the proviso to Section 8.3(a) shall be made by the Company no later than the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), any nonrefundable payment required to be made pursuant to clause “(ii)” of the proviso to Section 8.3(a) shall be made by the Company within two (2) business days after such termination.
               (c) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d) and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and within 12 months of the date this Agreement is terminated the Company shall reach a definitive agreement to consummate, or shall have consummated, an Acquisition Proposal, then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to any amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount equal to $300,000. Any payment required to be made pursuant to this Section 8.3(c) shall be made by the Company to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an Acquisition Proposal.
               (d) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to any amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount equal to $300,000. Any payment required to be made pursuant to this Section 8.3(c) shall be paid by the Company to Parent within two (2) business days after such termination.
               (e) If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of

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the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate three percentage points above the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.
     Section 9. Miscellaneous Provisions
          9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders); provided, however, that after any such adoption and approval of this Agreement by the Company’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
          9.2 Waiver.
               (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
               (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
          9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.
          9.4 Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that sections 1 through 8 and sections 9 through 19 of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
          9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit

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between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no party shall object to the removal of such action or suit to any federal court located in the State of Delaware; and (c) each of the parties irrevocably waives the right to trial by jury.
          9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty, provided that any fact or condition that is disclosed in any section of the Disclosure Schedule in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or information called for by another section of the Disclosure Schedule readily apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other section of the Disclosure Schedule notwithstanding the omission of a reference or cross reference thereto. Disclosures in the Filed Company SEC Documents shall be deemed to qualify the representations and warranties set forth in this Agreement if and only if it is readily apparent that information in such filings (or incorporated by reference therein) is directly related and should be interpreted as an exception to any representation and warranty under this Agreement.
          9.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
          9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by a party without the other parties’ prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the parties hereto; and (b) the Indemnified Persons to the extent of their respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
          9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

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if to Parent or Merger Sub:
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02548
Attention: Caesar J. Belbel, EVP and Chief Legal Officer
Facsimile No.: (617) 965-0445
with a copy to:
Cooley Godward Kronish llp
The Prudential Tower
800 Boylston Street, 46th Floor
Boston, MA 02199
Attention: Marc A. Recht
                 Miguel J. Vega
if to the Company:
Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: Kenneth C. Carter, Ph.D.
Facsimile: (301) 556-9910
with a copy to:
Hogan & Hartson L.L.P.
111 South Calvert Street
Suite 1600
Baltimore, MD 21202
Attention: Michael J. Silver
Facsimile: (410) 539-6981
          9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.
          9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes

56.

closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
          9.12 Specific Enforcement. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (and, more specifically, that irreparable damage would likewise occur if the Merger were not consummated and the Company’s stockholders did not receive the aggregate Merger Consideration payable to them in accordance with the terms but subject to the conditions of this Agreement), and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger and Parent’s obligation to pay, and the Company’s stockholders’ right to receive, the aggregate Merger Consideration payable to them pursuant to the Merger, subject in each case to the terms and conditions of this Agreement) in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.
          9.13 Construction.
               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
               (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
               (d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.
               (e) For purposes of this Agreement, a statement that the Company has “made available” or “delivered” any document shall be deemed satisfied by the inclusion of such document among the Filed Company SEC Documents (including any document incorporated by reference therein) or if such document has been made available in a data room for review by the Parent or its advisors.

57.

               (f) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
[Remainder of page intentionally left blank]

58.

     In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
	Name:	Caesar J. Belbel
	Title:	Executive Vice President, Chief Legal Officer and Secretary

API Acquisition Sub II, LLC
By:	API Acquisition Sub, Inc., its sole member

By:	/s/ Caesar J. Belbel
	Name:	Caesar J. Belbel
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Avalon Pharmaceuticals, Inc.
By:	/s/ Kenneth C. Carter
	Name:	Kenneth C. Carter
	Title:	President and Chief Executive Officer

Exhibit A
Certain Definitions
     For purposes of the Agreement (including this Exhibit A):
     “Acquired Corporations” shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company (other than Merger Sub)).
     “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to an Acquisition Proposal.
     “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.
     “Acquisition Transaction” shall mean any transaction or series of transactions involving:
          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any Acquired Corporation issues securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of such Acquired Corporation;
          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for: (i) fifteen percent (15%) or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations; or (ii) fifteen percent (15%) or more of the fair market value of the assets of the Acquired Corporations; or
          (c) any liquidation or dissolution of any of the Acquired Corporations.
     “Agreement” shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.
     “Applicable Laws” means federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

1.

     “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.
     “Company Associate” shall mean any current employee, independent contractor, officer or director of any of the Acquired Corporations or any Company Affiliate.
     “Company Benefit Agreement” shall mean each management, employment, severance, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations and any Company Associate, other than any such Contract with a Company Associate that is terminable “at will” without any obligation on the part of the applicable Acquired Corporation to make any payments or provide any benefits in connection with such termination.
     “Company Benefit Plan” shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, Contract or commitment and each other employee benefit plan or arrangement, whether written or unwritten, and whether funded or unfunded, and each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate or with respect to which any of the Acquired Corporations or any Company Affiliate has or may have any liability or obligation.
     “Company Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.
     “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.
     “Company IP Contract” shall mean any Company Contract under which the Company or its Subsidiaries has any right, title or interest in, under or to any material IP Rights, other than nonexclusive licenses that are available to the public generally.
     “Company Material Adverse Effect” shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could

2.

reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets (including IP Rights), liabilities (accrued, contingent or otherwise), operations, or financial performance of the Acquired Corporations taken as a whole; (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; or (c) Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation; provided, however, that a “Company Material Adverse Effect” shall not be deemed to mean or include any such effect, change, event or circumstance to the extent arising as a result of: (i) general changes or developments in the industries in which the Acquired Corporations operate, except, in each case, to the extent those effects, changes, events or circumstances disproportionately impact (relative to similarly situated businesses) the business, condition, capitalization, assets, liabilities, operations, or financial performance of the Acquired Corporations taken as a whole; (ii) changes, after the date of this Agreement, in laws of general applicability or interpretations thereof by courts or other Governmental Bodies except to the extent any of the same materially disproportionately impacts the Acquired Corporations as compared to other companies in the industry in which the Acquired Corporations operate; (iii) changes in GAAP or the rules or policies of the Public Company Accounting Oversight Board; (iv) any act or omission by the Acquired Corporations taken with the prior written consent of Parent in contemplation of the Merger or any other transactions or actions contemplated by this Agreement; (v) any costs or expenses reasonably incurred or accrued in connection with the Merger or any other transactions or actions contemplated by this Agreement (and not otherwise in breach of this Agreement); (vi) any loss of, or adverse change in, the relationship of the Acquired Corporations with their customers, employees or suppliers caused by the announcement of the transactions contemplated by this Agreement; (viii) any failure by the Company to meet any internal or published estimates, projections, forecasts or predictions relating to revenues, earnings or losses for any period ending on or after the date of this Agreement and prior to the Closing; or (ix) in and of itself, a decline in the stock price of the Company Common Stock on the NASDAQ Global Market or the delisting of the Company Common Stock from the NASDAQ Global Market.
     “Company Preferred Stock” shall mean the Company’s preferred stock, par value $0.01 par value per share.
     “Confidentiality Agreement” shall mean the Confidentiality Agreement dated October 17, 2008 between the Company and Parent.
     “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
     “Contemplated Transactions” shall mean the Merger and the other transactions and actions contemplated by this Agreement and the transactions and actions contemplated by the Voting Agreements.
     “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license,

3.

sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.
     “DGCL” shall mean the Delaware General Corporation Law.
     “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.
     “DOL” shall mean the United States Department of Labor.
     “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
     “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Filed Company SEC Documents” shall mean all Company SEC Documents filed by the Company on or after January 1, 2008, and publicly available prior to the date of this Agreement.
     “FMLA” shall mean the Family Medical Leave Act of 1993, as amended.
     “Foreign Plan” shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability; (b) any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; and (c) any Company Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.
     “Form S-4 Registration Statement” shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

4.

     “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
     “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Global Market).
     “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.
     “IRS” shall mean the United States Internal Revenue Service.
     “Knowledge,” “best of the knowledge,” “known” or words of similar effect, when used in reference to the Company means the following: an individual will be deemed to have “Knowledge” of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual should have discovered or otherwise become aware of such fact or matter in the course of performing his or her duties as a director, member, manager, employee or officer of a Person. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if the Company’s Chief Executive Officer, Chief Financial Officer or other “executive officers” (as such term is defined under Rule 3b-7 of the Exchange Act. has, or at any time had, Knowledge of such fact or other matter. Notwithstanding the foregoing, subsection (b) hereof shall not apply for purposes of Section 2.26(a) hereof.
     “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
     “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Global Market).
     “Other SEC Filing” shall mean any filings required to be made with the SEC under the Exchange Act in connection with the Contemplated Transactions, other than the Prospectus/Proxy Statement and the Form S-4 Registration Statement.
     “Parent Common Stock” shall mean the Common Stock, $0.01 par value per share, of Parent.

5.

     “Parent Material Adverse Effect” shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets (including IP Rights), liabilities (accrued, contingent or otherwise), operations, financial performance or prospects of Parent and its Subsidiaries taken as a whole; or (ii) the ability of Parent to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under the Agreement; provided, however, that a decline in Parent’s stock price, in and of itself, shall not be deemed to be, to have or to result in a Parent Material Adverse Effect.
     “Person” shall mean any individual, Entity or Governmental Body.
     “Prospectus/Proxy Statement” shall mean the prospectus/proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.
     “Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.
     “Rights Plan” means that certain Rights Agreement, dated as of April 26, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent.
     “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Subsidiary” shall mean an entity of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least fifty percent (50%) of the outstanding equity, voting, beneficial or financial interests in such Entity.
     “Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash and/or publicly traded equity securities, all of the outstanding shares of Company Common Stock, that: (a) was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement or the Confidentiality Agreement; and (b) is on terms and conditions that the board of directors of the Company determines, in its reasonable, good faith judgment, after taking into account the advice of an independent financial advisor of nationally recognized reputation, to be: (i) more favorable, from a financial point of view, to the Company’s stockholders than the terms of the Merger; and (ii) likely to be consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party, or if the consummation of such transaction is contingent on any such financing being obtained.

6.

     “Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
     “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to unanimously recommend that the Company’s stockholders vote to adopt and approve the Agreement; (b) the Company shall have failed to include in the Prospectus/Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of the Company’s stockholders; (c) the board of directors of the Company fails to reaffirm publicly the Company Board Recommendation, or fails to reaffirm its determination that the Merger is advisable and fair to and in the best interests of the Company’s stockholders, within five (5) business days after Parent requests in writing that such recommendation or determination be reaffirmed publicly; (d) an Adverse Recommendation Change shall have occurred; (e) the Company shall have executed any letter of intent, memorandum of understanding or similar document or any Contract relating to any Acquisition Proposal; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release reaffirming the Company Board Recommendation within five (5) business days after such Acquisition Proposal is announced; (h) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in Section 4.3; or (i) any stockholder of the Company who has executed and delivered a Voting Agreement shall have materially breached such Voting Agreement.
     “Unaudited Interim Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2008, included in the Company’s Report on Form 10-Q for the fiscal quarter ended June 30, 2008, as filed with the SEC prior to the date of this Agreement.

7.

INDEX OF SECTIONS TO COMPANY DISCLOSURE
SCHEDULE AND EXHIBITS TO AGREEMENT AND
PLAN OF MERGER AND REORGANIZATION

Exhibit A — Certain Definitions
Exhibit B — Certificate of Incorporation of Surviving Corporation
Exhibit C — Bylaws of Surviving Corporation
Exhibit D — Form of Contingent Value Right Agreement
Exhibit E — Executive Employment Agreements
Disclosure Schedule Section 2.1(a)(i) — Subsidiaries
Disclosure Schedule Section 2.1(a)(ii) — Equity Interests
Disclosure Schedule Section 2.3(a)(i)— Treasury Shares
Disclosure Schedule Section 2.3(a)(ii) — Preemption Rights, Rights of First Refusal and Voting or
Registration Rights
Disclosure Schedule Section 2.3(a)(iii) — Equity Repurchase Rights
Disclosure Schedule Section 2.3(b) — Company Options and Warrants
Disclosure Schedule Section 2.3(c) — Other Equity Rights
Disclosure Schedule Section 2.5(d) — Other Stock or Option Awards
Disclosure Schedule Section 2.5(e) — Acceleration of Vesting
Disclosure Schedule Section 2.5(i) — Expenditures
Disclosure Schedule Section 2.5(j) — New Material Contracts or Amendments to Material Contracts
Disclosure Schedule Section 2.5(k) — Licenses
Disclosure Schedule Section 2.5(m) – 2.5(n) — Encumbrances; Loans
Disclosure Schedule Section 2.5(o) — Employee Bonus Payments
Disclosure Schedule Section 2.5(q) — Material Tax elections
Disclosure Schedule Section 2.6 — Title to Assets
Disclosure Schedule Section 2.7(a) — Real Property Leases
Disclosure Schedule Section 2.7(b) —Real Property
Disclosure Schedule Section 2.8(b) — Patent Rights and Trademark Rights
Disclosure Schedule Section 2.8(f) — Policies and Procedures
Disclosure Schedule Section 2.8(h) — Infringement
Disclosure Schedule Section 2.9(a) — Material Contracts
Disclosure Schedule Section 2.9(c) — Violations or Breaches of, or Defaults under, Material Contracts
Disclosure Schedule Section 2.10 — Liabilities
Disclosure Schedule Section 2.13 — Governmental Grants, Incentives and Subsidies
Disclosure Schedule Section 2.14(e) — Legal Proceedings
Disclosure Schedule Section 2.15(a) — Employees
Disclosure Schedule Section 2.15(b) — Employees on Disability or Other Leave
Disclosure Schedule Section 2.15(c) —Current Benefits for Former Employees
Disclosure Schedule Section 2.15(d) — Employees at Will
Disclosure Schedule Section 2.15(f) — Independent Contractors
Disclosure Schedule Section 2.15(k) — Company Benefit Plans and Agreements
Disclosure Schedule Section 2.15(p) — Effects of Merger on Employee Compensation and Benefits
Disclosure Schedule Section 2.15(q) — Employment Law Compliance

1.

Disclosure Schedule Section 2.17(a) — Insurance Cancellations, Denials, Adjustments, Claims and Notices
Disclosure Schedule Section 2.19(a) — Legal Proceedings
Disclosure Schedule Section 2.23— Non-Contravention; Consents
Disclosure Schedule Section 2.25 — Financial Advisory Contracts
Disclosure Schedule Section 4.2(b) — Operation of the Company’s Business
Schedule 5.6 – Directors’ and Officers’ Liability Insurance
Schedule 6.6(a) – Executives Signing Agreements
Schedule 6.7 – Employees Required to Be Retained
* The Company has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K.
The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

2.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
among:
Clinical Data, Inc.,
a Delaware corporation;
API Acquisition Sub II, LLC,
a Delaware limited liability company; and
Avalon Pharmaceuticals, Inc.,
a Delaware corporation

Dated as of October 27, 2008